UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 30, 2025

Stonepeak-Plus Infrastructure Fund LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56711	33-1582934
(State or Other Jurisdiction of Incorporation or Organization)	Commission file number	(IRS Employer Identification No.)
55 Hudson Yards 550 W 34th Street, 48th Floor New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 907-5100
(Registrant’s telephone number, including area code)
N/A
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Yes ☒ No ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On October 1, 2025, Stonepeak-Plus Infrastructure Fund LP (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $43,431,000.(1) The following table provides details on the Units sold by the Fund (rounding to the nearest whole number):

	Number of Units Sold(2)	Aggregate Consideration
Class A-1a	1,373,498	$40,708,000
Class I-1	79,046	$2,373,000
Class X	11,555	$350,000
(1) The Fund invests generally alongside another vehicle that is managed by Stonepeak-Plus Infrastructure Fund Advisors LLC, its investment advisor (the “Investment Advisor”), is organized outside of the United States, and has substantially similar investment objectives and strategies with the Fund (the Fund and such other vehicle, together, “SP+ INFRA”).

(2) The number of Units sold by the Fund was finalized on October 30, 2025, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) per Unit for each class of the Fund as of September 30, 2025. The purchase price for each of Class A-1a, Class I-1, and Class X Units of the Fund as of October 1, 2025 is the Transactional NAV per Unit for the respective class as of September 30, 2025. See Item 8.01 below for more information on the Fund’s Transactional NAV.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Class A-1a and Class I-1 Units were sold to third-party investors, including through Stonepeak-Plus Infrastructure Fund (TE) LP, a Delaware limited partnership, for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors. Class X Units were sold to senior advisors of affiliates of the Investment Advisor.

On October 1, 2025, SP+ INFRA (inclusive of the Fund) sold interests for aggregate consideration of approximately $95,435,588. Since inception on May 2, 2025, through the date of filing of this Current Report on Form 8-K, SP+ INFRA (inclusive of the Fund) has sold interests for aggregate cash consideration of approximately $686,091,069 as part of its continuous private offering.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2025, the Fund entered into the Second Amended and Restated Limited Partnership Agreement (the “Amended Partnership Agreement”) with Stonepeak-Plus Infrastructure Fund Associates LP, the general partner of the Fund, and the limited partners of the Fund to make certain updates to memorialize the terms of the unit redemption program (the “Redemption Program”) and other changes. Capitalized terms used and not defined herein have the meaning ascribed to them in the Amended Partnership Agreement.

Under the Redemption Program, the Fund expects to allow redemptions of the Units, in each quarter, of up to 5% of Units outstanding (either by number of Units or aggregate Transactional NAV) as of the close of the previous calendar quarter. To the extent the General Partner redeems Units in any particular calendar quarter, the General Partner will cause the Fund to redeem Units using the Transactional NAV per Unit as of the last calendar day of each calendar quarter, subject to the Early Redemption Deduction, and as further described in the Amended Partnership Agreement.

The Fund’s current redemption window commenced on the open of business on November 3, 2025 and, unless extended, will close at 4:00 pm (Eastern time) on November 28, 2025, subject to the terms of the Redemption Program. More information on the Redemption Program, including the redemption price for each calendar quarter, is available on the Fund’s website and/or virtual data room.

The foregoing summary description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of September 30, 2025, is as follows:

Transactional NAV
as of September 30, 2025
Class A-1a	$29.64
Class A-1b	$29.66
Class A-1c	$29.69
Class F-1	$29.69
Class I-1	$30.02
Class X	$30.29

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s Units are made. A description of the Fund’s valuation process was included under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters” of the Fund’s Registration Statement on Form 10 filed on January 31, 2025. Transactional NAV is based on the month-end values of the Fund’s investments, the addition of the value of any other assets (such as cash on hand), and the deduction of the Fund’s liabilities, including certain fees and expenses, in accordance with the Fund’s valuation policy.

Item 9.01. Financial Statements and Exhibits.
The following is a list of all exhibits filed or furnished as part of this Quarterly Report on Form 8-K:

Filed/
Exhibit Number	Exhibit Description	Furnished Herewith
3.1	Second Amended and Restated Limited Partnership Agreement of Stonepeak-Plus Infrastructure Fund LP, dated as of October 31, 2025	*
__________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Stonepeak-Plus Infrastructure Fund LP

Date: November 05, 2025	By:	/s/ Cyrus Gentry
Cyrus Gentry
Chief Executive Officer